EXHIBIT 99.1

Premier Exhibitions Reports Second Quarter 2012 Results

ATLANTA, Oct. 12, 2011 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI), a leading presenter of museum-quality touring exhibitions around the world, today announced financial results for the second quarter ended August 31, 2011.

Comparing the second fiscal quarter ending August 31, 2011 with the prior year second fiscal quarter:

  Total revenue decreased to $8.2 million compared to $13.7 million in the prior year's second fiscal quarter due to the decline in the number of exhibitions and corresponding lower attendance. This was mainly driven by the Company's decision to close certain of its self-run touring Bodies exhibitions, as discussed in previous quarters.
  Gross profit decreased to $3.5 million from $4.9 million in the second quarter of fiscal 2011, primarily due to the decline in the number of exhibitions. The Company had 4 fewer self-run touring exhibitions in the second quarter of fiscal 2012 as compared to the same period of the prior year. As a percentage of total revenue, gross profit margin improved to 42.9% from 36.0% in the prior year, reflecting the transition to fewer self-run exhibitions.
  Total operating days decreased 37.5% to 1,099 compared to 1,757 in last year's second fiscal quarter.
  Average attendance per exhibition day was 453 compared with average attendance of 669 in the prior year's second fiscal quarter.
  Average ticket prices increased 6.2% to $17.54 as compared with an average ticket price of $16.52 in the second quarter of fiscal 2011.
  General and administrative expenses decreased 13.4% to $3.4 million compared to last year's second fiscal quarter driven mostly by lower rent costs, reduced office expenses and lower accounting and professional fees. The Company's status as a smaller reporting company has reduced certain accounting requirements and the Company has taken measures to reduce its need for external consultants and other professionals.
  The following one-time charges impacted the second quarter of fiscal 2012:
  -- The Company incurred an impairment charge of $0.4 million due to termination of its License Agreement with Playboy Enterprises International, Inc. The Company had previously been developing an exhibit under the Playboy license agreement with its joint venture partner.
  -- The Company settled litigation for approximately $1.0 million. Additional settlement cost of $0.8 million is reflected in the second quarter of fiscal 2012, as approximately $0.2 million related to this litigation had already been reserved in fiscal 2010.
  The Company's GAAP net loss was $(1.8) million, or $(0.04) per diluted share for the second fiscal quarter of 2012, which represents an increase in net loss of $1.6 million, from a net loss of $(0.2) million, or $(0.00) per diluted share, in the second fiscal quarter of 2011.
  Adjusted EBITDA, a non-GAAP measure (1), decreased by $0.9 million to $0.3 million, which compares to $1.2 million in the prior year's second fiscal quarter.
  On August 31, 2011, the Company had total cash and marketable securities of $4.1 million.

Michael Little, Premier Exhibitions' Chief Financial Officer, stated, "With respect to the second quarter, as previously stated, we had anticipated that it would be challenging due to fewer exhibition days and lower average daily attendance. These reductions were expected due to the seasonality of our permanent shows and the less than full utilization of our traveling shows. Still, we were pleased to have made headway with significant expense reductions and to have delivered positive adjusted EBITDA for the period. As we move past this seasonally slow period, we hope to regain sales momentum while benefitting from our ongoing cost reduction initiatives and strategic restructuring plan."

Second Quarter 2012 Conference Call Information

Premier Exhibitions will host a conference call to discuss the results on Thursday, October 13 at 9:00 a.m. (EDT). Investors in the U.S. can access the call by dialing 1-877-627-6544 and international callers may dial 719-325-4940. Callers should reference confirmation code 6827647. A transcript of the conference call will be made available on the Company's website: www.prxi.com.

 (1) Adjusted EBITDA

See Table 4 below for reconciliations of Adjusted EBITDA to GAAP Net income (loss).

This press release contains certain financial measures that are not prepared in accordance with GAAP (generally accepted accounting principles in the U.S.). Such financial measures are referred to herein as "non-GAAP" and are presented in this press release in accordance with Regulation G as promulgated by the Securities and Exchange Commission. A reconciliation of each such non-GAAP measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes each such non-GAAP financial measure provides useful information to investors, is provided below.

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. The Company believes that information about Adjusted EBITDA assists investors by allowing them to evaluate changes in the operating results of the Company's portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation on the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the Company's business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies. Therefore, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

About Premier Exhibitions

Premier Exhibitions, Inc. (Nasdaq:PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues.

Additional information about Premier Exhibitions is available at www.prxi.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions' most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

		Table 1
Premier Exhibitions, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	August 31, 2011	February 28, 2011
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$ 4,094	$ 3,764
Certificates of deposit and other investments	807	807
Accounts receivable, net of allowance for doubtful accounts of $1,032 and $1,044, respectively	1,463	2,419
Merchandise inventory, net of reserve of $50 and $15, respectively	713	752
Notes receivable, net of allowance for doubtful accounts of $425	--	200
Deferred income taxes	175	175
Income taxes receivable	309	358
Prepaid expenses	1,525	1,107
Other current assets	46	136
Total current assets	9,132	9,718

Artifacts owned, at cost	3,002	3,012
Property and equipment, net of accumulated depreciation of $17,170 and $15,376, respectively	11,597	12,620
Exhibition licenses, net of accumulated amortization of $5,593 and $5,861, respectively	2,404	2,987
Film and gaming assets, net of accumulated amortization of $175	2,994	2,994
Subrogation rights	250	250
Total Assets	$ 29,379	$ 31,581

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$ 5,595	$ 5,951
Deferred revenue	1,565	2,596
Total current liabilities	7,160	8,547

Long-Term liabilities:
Lease abandonment	2,705	3,014
Deferred income taxes	175	175
Total long-term liabilities	2,880	3,189

Commitment and Contingencies

Shareholders' equity:
Common stock; $.0001 par value; authorized 65,000,000 shares; issued 47,425,522 and 48,205,661 shares, respectively; outstanding 47,423,513 and 47,203,652 shares, respectively	5	5
Additional paid-in capital	51,548	58,356
Accumulated deficit	(31,775)	(31,085)
Accumulated other comprehensive loss	(438)	(455)
Less treasury stock, at cost; 2,009 and 1,002,009 shares; respectively	(1)	(7,190)
Equity Attributable to Shareholders of Premier Exhibitions, Inc.	19,339	19,631
Equity Attributable to Non-controlling interest	--	214
Total liabilities and shareholders' equity	$ 29,379	$ 31,581

				Table 2
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2011	2010	2011	2010
Revenue:
Exhibition revenue	$ 7,338	$ 12,641	$ 16,010	$ 22,874
Merchandise and other	877	1,069	1,930	1,897
Total revenue	8,215	13,710	17,940	24,771

Cost of revenue:
Exhibition costs	4,394	8,480	8,242	14,596
Cost of merchandise sold	295	298	633	500
Total cost of revenue (exclusive of depreciation and amortization shown separately below)	4,689	8,778	8,875	15,096

Gross profit	3,526	4,932	9,065	9,675

Operating expenses:
General and administrative	3,406	3,935	6,818	8,894
Depreciation and amortization	955	1,212	2,010	2,515
Impairment of intangibles and fixed assets	358	--	358	--
Litigation settlement	783	--	783	--
Total operating expenses	5,502	5,147	9,969	11,409

Loss from operations	(1,976)	(215)	(904)	(1,734)

Other income	7	8	14	19

Loss before income taxes	(1,969)	(207)	(890)	(1,715)

Provision for income taxes	(39)	(29)	(39)	(41)

Net loss	(2,008)	(236)	(929)	(1,756)
Less: Net loss attributable to non-controlling interest	214	56	239	89
Net loss attributable to the shareholders of Premier	$ (1,794)	$ (180)	$ (690)	$ (1,667)

Net loss per share:
Basic loss per common share	$ (0.04)	$ (0.00)	$ (0.01)	$ (0.04)
Diluted loss per common share	$ (0.04)	$ (0.00)	$ (0.01)	$ (0.04)

Shares used in basic per share calculations	47,415,123	46,853,678	47,328,827	46,801,472
Shares used in diluted per share calculations	47,415,123	46,853,678	47,328,827	46,801,472

				Table 3
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Cash Flow
(in thousands)
(unaudited)
	Three Months Ended August 31,		Six Months Ended August 31,
	2011	2010	2011	2010
Cash flows from operating activities:
Net loss	$ (2,008)	$ (236)	$ (929)	$ (1,756)

Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	955	1,204	2,010	2,478
Impairment of intangibles and fixed assets	358	--	358	--
Lease abandonment	(141)	(161)	(309)	(349)
Stock-based compensation	189	153	371	279
Allowance for doubtful accounts	(12)	(73)	(12)	(15)
Net gain on disposal of assets	(20)	--	(20)	--
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(10)	(177)	916	(482)
Decrease in artifacts	--	13	--	--
(Increase) decrease in merchandise inventory, net of reserve	(29)	(72)	39	7
Decrease in notes receivable	--	--	200	--
Decrease in deferred income taxes	--	24	--	24
Increase in prepaid expenses	(645)	(419)	(418)	(1,164)
Decrease in other assets	14	15	90	186
Decrease (increase) in income taxes receivable	49	(1)	49	53
Decrease in deferred revenue	(38)	(836)	(1,031)	(1,039)
Decrease (increase) in accounts payable and accrued liabilities	1,217	(775)	(206)	(182)
Total adjustments	1,887	(1,105)	2,037	(204)
Net cash (used in) provided by operating activities	(121)	(1,341)	1,108	(1,960)

Cash flows from investing activities:
Purchases of property and equipment	(564)	(409)	(910)	(728)
Proceeds from disposal of assets	20	--	20	--
Titanic expedition costs incurred	--	(2,567)	--	(2,567)
Purchase and development of exhibition licenses	--	(192)	--	(492)
Purchases of certificates of deposit	(3)	--	(3)	--
Net increase in marketable securities	--	(8)	--	(4)
Decrease in artifacts	2	--	10	--
Non-controlling investment in consolidated joint venture	52	250	77	274
Net cash used in investing activities	(493)	(2,926)	(806)	(3,517)

Cash flows from financing activities:
Proceeds from option and warrant exercises	3	--	8	24
Net cash provided by financing activities	3	--	8	24

Effects of exchange rate changes on cash and cash equivalents	(2)	(58)	20	(77)

Net (decrease) increase in cash and cash equivalents	(613)	(4,325)	330	(5,530)
Cash and cash equivalents at beginning of period	4,707	9,134	3,764	10,339
Cash and cash equivalents at end of period	$ 4,094	$ 4,809	$ 4,094	$ 4,809

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ --	$ 3	$ --	$ 3
Cash paid during the period for taxes	$ 9	$ --	$ 37	$ 1
Supplemental disclosure of non-cash investing and financing activities:
Unrealized loss on marketable securities	$ --	$ --	$ 3	$ 11
Receivable from non-controlling interest	$ --	$ 67	$ --	$ 67

				Table 4
Adjusted EBITDA
(In thousands)

	Three Months Ended		Six Months Ended
	August 31, 2011	August 31, 2010	August 31, 2011	August 31, 2010
	2Q12	2Q11	2Q12	2Q11

Net loss	$ (2,008)	$ (236)	$ (929)	$ (1,756)
Provision for income taxes	39	29	39	41
Other income	(7)	(8)	(14)	(19)
Gain on disposal	(20)	--	(20)	--
Depreciation and amortization	955	1,212	2,010	2,515
Litigation settlement	783	--	783	--
Impairment of intangibles and fixed assets	358	--	358	--
Stock-based compensation	189	153	371	279
Adjusted EBITDA(1)	$ 289	$ 1,150	$ 2,598	$ 1,060

(1) Adjusted EBITDA

Adjusted EBITDA is defined as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP.

				Table 5
Summary of General & Administrative expense
(In thousands)

	Three Months Ended		Six Months Ended
	August 31, 2011	August 31, 2010	August 31, 2011	August 31, 2010
	2Q12	2Q11	2Q12	2Q11

Compensation, excluding stock-based compensation	$ 1,440	$ 1,400	$ 2,906	$ 3,356
Stock-based compensation	189	153	371	279
Bad debt expense	--	--	--	58
Legal and other professional fees	542	936	1,105	2,083
Rent and other office expenses	364	513	700	955
Other	871	933	1,736	2,163
General & Administrative expense	$ 3,406	$ 3,935	$ 6,818	$ 8,894

				Table 6
Exhibition Revenue & Operating Statistics
(In thousands)

	Three Months Ended		Six Months Ended
	August 31, 2011	August 31, 2010	August 31, 2011	August 31, 2010
	2Q12	2Q11	2Q12	2Q11

Admissions revenue	$ 6,600	$ 11,022	$ 14,213	$ 20,118
Non-refundable license fees for current exhibitions	738	1,619	1,797	2,756
Total exhibition revenue	$ 7,338	$ 12,641	$ 16,010	$ 22,874

Number of venues presented	17	21	20	26
Total operating days	1,099	1,757	2,312	3,071
Total attendance (in 000's)	498	1,176	1,166	1,930
Average attendance per day	453	669	505	622
CONTACT: Investor Contact:
         Michael J. Little
         Chief Financial Officer
         (404) 842-2600
         michael.little@prxi.com